UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2020

NISSAN AUTO LEASE TRUST 2020-A

(Exact name of Issuing Entity as specified in its charter with respect to the Notes)

Central Index Key Number: 0001799075

NISSAN AUTO LEASING LLC II

(Exact name of Depositor as specified in its charter and Transferor of the SUBI Certificate to the Issuing Entity)

Central Index Key Number: 0001244832

NISSAN-INFINITI LT

(Exact name of Issuer as specified in its charter with respect to the SUBI Certificate)

Central Index Key Number: 0001244827

NISSAN MOTOR ACCEPTANCE CORPORATION

(Exact name of Sponsor as specified in its charter)

Central Index Key Number: 0001540639

DELAWARE	333-230960-03	38-7243018
(State or Other Jurisdiction of Incorporation of Issuing Entity)	(Commission File Number of Issuing Entity)	(IRS Employer Identification No. of Issuing Entity)

ONE NISSAN WAY ROOM 5-124 FRANKLIN, TENNESSEE	37067
(Address of principal executive offices)	(Zip Code)

(615) 725-1127

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

The Depositor has filed a prospectus, dated January 22, 2020, setting forth a description of the pool of closed-end Nissan and Infiniti leases, the related Nissan and Infiniti leased vehicles and related assets and the structure of $164,000,000 aggregate principal amount of the Class A-1 Asset Backed Notes, $500,000,000 aggregate principal amount of the Class A-2a Asset Backed Notes, $50,000,000 aggregate principal amount of the Class A-2b Asset Backed Notes, $436,000,000 aggregate principal amount of the Class A-3 Asset Backed Notes and $107,500,000 aggregate principal amount of the Class A-4 Asset Backed Notes by Nissan Auto Lease Trust 2020-A.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The exhibit number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description

Exhibit 5.1	Opinion of Mayer Brown LLP, dated as of January 23, 2020, as to legality matters

Exhibit 8.1	Opinion of Mayer Brown LLP, dated as of January 23, 2020, as to certain tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2020	NISSAN AUTO LEASING LLC II

	By:	/s/ Douglas E. Gwin, Jr.
	Name:	Douglas E. Gwin, Jr.
	Title:	Assistant Treasurer